UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2014

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2014, Rakesh Sarna, Executive Vice President, Group President – Americas, of Hyatt Hotels Corporation (the “Company”), notified the Company that he will step down as the Company’s Executive Vice President, Group President – Americas, effective June 5, 2014 and retire on August 31, 2014. In order to ensure an orderly transition of duties and responsibilities, the Company and Mr. Sarna entered into a Transition Agreement (the “Transition Agreement”) on June 5, 2014. Under the Transition Agreement, Mr. Sarna will be entitled to the following compensation and benefits following his separation, in addition to already vested rights and benefits: (i) a bonus equal to $475,000 for 2014, payable in 2015 at such time as the annual bonuses for 2014 are paid by the Company to its executive officers; (ii) $712,500 payable as part of the first normally scheduled payroll following the six month anniversary of his separation from the Company; (iii) $750,000 payable as part of the first normally scheduled payroll following the effective date of his required general release of claims; (iv) continued health and life benefits for twelve months following his separation; (v) reimbursement of limited legal expenses in connection with the Transition Agreement; and (vi) such other items as are described in the Transition Agreement.

All such compensation and benefits are conditioned upon Mr. Sarna: (1) not terminating his employment prior to August 31, 2014; (2) not being terminated for “cause” (as defined in the Transition Agreement) by the Company; (3) executing and not revoking a general release of claims; and (4) not violating any of his non-compete, non-solicitation, non-disparagement or confidential information covenants. Under the Transition Agreement, Mr. Sarna also agreed to secure his obligations under the non-solicitation covenant by granting to the Company a security interest in his interest in all cash proceeds or shares of Class A Common Stock of the Company delivered upon exercise, settlement or vesting, as applicable, of his Stock Appreciation Rights, Restricted Stock Units, and Restricted Stock awards which are unvested as of his retirement date, and all proceeds received thereon. The foregoing description of the Transition Agreement is qualified in its entirety by reference to its terms, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

Stephen Sokal, Senior Vice President, Asset Management, of the Company, will serve as interim Group President – Americas, effective June 5, 2014, while the Company completes a selection process for a new Group President – Americas.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Transition Agreement, dated as of June 5, 2014, between Hyatt Hotels Corporation and Rakesh Sarna

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: June 5, 2014	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Transition Agreement, dated as of June 5, 2014, between Hyatt Hotels Corporation and Rakesh Sarna